EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

JANOVER INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Shares

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee(6)

Fees to Be Paid	Common Stock, par value $0.00001 per share, to be sold by the Registrant (3)	Equity	457	(a)	1,437,500	$6.00	$8,625,000	0.00011020	$950.48
Fees to Be Paid	Common Stock, par value $0.00001 per share, to be sold by the Selling Stockholders (4)	Equity	457	(a)	1,682,974	$6.00	$10,097,844	0.00011020	$1,112.79
	Representatives’ Warrants (5)	Equity	457	(g)	-	-	-	-	-
Fees to Be Paid	Common Stock underlying Representative’s Warrants (6)	Equity	457	(g)	71,875	$6.60	$474,375	0.00011020	$52.28

	Total Offering Amounts						$19,197,219		$2,115.55
	Total Fees Previously Paid								2,613.33
	Total Fee Offsets								0
	Net Fee Due								$0

Table 1: Newly Registered and Carry Forward Securities

(1)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Includes 187,500 shares of common stock that the underwriters have the option to purchase pursuant to their over-allotment option, if any.

(4)	The registration statement also covers the resale of up to 1,682,974 shares of common stock of the registrant by the selling stockholders named in the registration statement. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)

The Representatives’ Warrants are exercisable into a number of shares of common stock equal to 5% of the number of shares of common stock sold in this offering, including shares issuable upon the exercise of the underwriters’ over-allotment option by the underwriter to purchase additional securities, all at an exercise price equal to 110% of the public offering price per share